UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 21, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS
(b) John T. Redmond’s employment terminated effective August 21, 2007. Mr. Redmond previously served as President and Chief Executive Officer of MGM Grand Resorts, LLC. In connection with such termination of employment, Mr. Redmond resigned as a Director of MGM MIRAGE (the “Company”) effective August 21, 2007.
(c) On August 21, 2007, the Company announced the following management appointments: (i) James J. Murren, who previously served as Chief Financial Officer and Treasurer, has been named Chief Operating Officer of the Company, and will continue to serve as President and a Director of the Company; (ii) Robert H. Baldwin, who previously served as President and Chief Executive Officer of Mirage Resorts, Incorporated, has been named Chief Design and Construction Officer of the Company, and will continue to serve as a Director of the Company and President and Chief Executive Officer of CityCenter; (iii) Daniel J. D’Arrigo, who previously served as Senior Vice President-Finance, has been promoted to the position of Executive Vice President and Chief Financial Officer of the Company, and (iv) Robert C. Selwood, who previously served as Senior Vice President-Accounting, has been promoted to the position of Executive Vice President and Chief Accounting Officer of the Company.
     The information required by Items 401(b), (d), and (e) of Regulation S-K for each of the executive officers set forth above has been previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The information required by Item 404(a) of Regulation S-K for each of the executive officers set forth above has been previously reported in the Company’s Schedule 14A filed on April 23, 2007.
     As of the date of such appointments, no material plan, contract or arrangement, or material amendments thereto, has been entered into in connection with the appointments described above, nor has any grant or award under such material plan, contract or arrangement been made in connection with the appointments described above. However, employment agreements for Mr. D’Arrigo and for Mr. Selwood, in each case, providing for increases in such executive officers’ cash and equity compensation, have been submitted to the Compensation Committee of the Board of Directors of the Company for approval at the next scheduled meeting of the Compensation Committee. To the extent that such employment agreements are approved and adopted, or any other material plans, contracts or arrangements, or material amendments thereto or any grant or award thereunder, are approved, in connection with the appointments described above, the Company will promptly file an amendment to this Current Report on Form 8-K to amend this Item 5.02(c).
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS
(a) In connection with the removal of the positions of the Chief Executive Officer of the Mirage Resorts, Incorporated and the Chief Executive Officer of the MGM Grand Resorts (the “Removed Positions”), the Company amended its Amended and Restated Bylaws on August 21, 2007 to remove references to the Removed Positions in (i) Section 2 of Article II thereof pertaining to the positions that the Board of Directors may elect, (ii) Section 1 of Article III thereof pertaining to the identification of the elected officers of the Company, and (iii) Sections 12 and 13 of Article III thereof pertaining to the description of such Removed Positions.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
3	Amended and Restated Bylaws of MGM MIRAGE (As of August 21, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: August 27, 2007	By: Name:	/s/ Bryan L. Wright Bryan L. Wright
	Title:	Senior Vice President — Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

3	Amended and Restated Bylaws of MGM MIRAGE (As of August 21, 2007).